Exhibit 10.5



                                EQUITY INVESTMENT
                                 LINE AGREEMENT

                                    PART ONE

                          EUROFUND DERIVATIVES LIMITED

                     24-26 CALTON ROAD EDINBURGH EH8 9DP U.K
             INTL TEL: 0044 131 622 7415 INTL FAX: 0044 131 662 0210
            EMAIL: info@eurofund.8m.com WEBSITE: www.eurofund.8m.com


                        Equity Investment Line Agreement

Dated as of the 12th day of April 2000.

This Equity Investment Line Agreement relates to the purchase and sale from time to time by Eurofund Derivatives Limited (the "Selling Investor") of an indeterminate number of Shares of Common Stock, $0.001 par value per share (the "Common Stock"), of Phoenix Resources Technologies, Inc., a Nevada corporation (the "Company") issuable upon exercise of a Class A Warrant.

The actual number of Shares of Common Stock into which the Class A Warrant is exercisable will depend upon whether the Company requires the holder of the Class A Warrant to exercise all or part of such Class A Warrant and will also depend upon future market conditions. If the Company were to require the holder of the Class A Warrant to fully exercise such warrant, based upon current market conditions, as of March 3, 2000, the Class A Warrant being registered hereunder would be exercisable into approximately 569,152 Shares of Common Stock. In accordance with Rule 415 under the Securities Act of 1933, Common Stock offered hereby shall also be deemed to cover an indeterminate number of securities to be offered or issued to reflect adjustments resulting from stock splits, stock dividends or similar transactions, as well as an indeterminate number of Shares of Common Stock issuable upon exercise of the Class A Warrant, and is deemed to include any additional Shares of Common Stock that may be issuable upon such exercise as a result of any adjustment to the exercise price.

It is anticipated that the Shares will be offered from time to time in brokerage transactions (which may include block transactions), in the over-the-counter market or negotiated transactions at prices and terms prevailing at the time of such sales, at prices related to such market prices or at negotiated prices.

The Selling Investor has not held any position, office or other material relationship with the Company, or had any such position, office or material relationship within the past three (3) years. Because the number of Shares into which the Class A Warrant is exercisable depends upon whether the Company requires the Selling Investor to exercise all or part of the Class A Warrant issued to it, and will also depend upon the market price of the Company's Common Stock from time to time, it is not possible to calculate the number of Shares of Common Stock which will be ultimately issued upon exercise of the Class A Warrant. Therefore the aggregate exercise price of the Class A Warrant subscribed for by the Selling Investor is listed below in place of the number of Shares beneficially owned by such Selling Investor prior to this offering and in place of the number of Shares offered by such Selling Investor. Because of this it is not possible to calculate the percentage of the Company's outstanding Common Stock beneficially owned by the Selling Investor. Under the terms of the Class A Warrant, the total number of Shares of Common Stock of the Company deemed beneficially owned by the Selling Investor, together with all Shares of the Common Stock of the Company deemed beneficially owned by the Selling Investor's affiliates as defined in Rule 144 of the Securities Act of 1933, as amended, may never exceed 9.9% of the total issued and outstanding Shares of the Common Stock of the Company.

SECURITIES OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933.

Beneficial Owner: Eurofund Derivatives Limited
Aggregate Warrant Exercise Price:  (Class A Warrant)   $10,000,000
Title of each class of securities to be offered:  CLASS A WARRANT
Title of each class of securities to be registered: COMMON STOCK
Proposed Amount to be registered:    $10,000,000
Maximum Amount per Put Notice/Notice of Exercise:  $1,000,000
Proposed Maximum Aggregate Value of Common Stock to be issued: $10,000,000

                                       II

The Company will only receive the aggregate Exercise Price if the Selling Investor exercises the Warrant. Such exercise may depend upon whether the Company requires the Selling Investor to exercise all or part of the Class A Warrant issued to it, and will also depend upon future market conditions. The
Company has agreed to bear all of the expenses in connection with the registration of the Shares. The Company expects that any net proceeds from the exercise of the Warrants will be used for research and development, working capital, acquisitions, and for general corporate purposes, in such amounts, as the Company, in its discretion, deems appropriate. Pending utilisation, the Company may invest such funds in money market funds and other interest-bearing obligations.

Authorisation of Additional Securities. The Company is authorised to issue 100,000,000 Shares of Common Stock. As of the date of this Equity Investment Line Agreement, there were 9,458,900 Shares of Common Stock issued and outstanding. The Company's Board of Directors has the power to issue any and all unissued Shares and, to the extent that additional Shares of Common Stock are issued, dilution to the interests of the Company's stockholders will occur.

The Company's Common Stock trades on the National Association of Securities Dealers Bulletin Board under the symbol, "PRTI". On March 3, 2000 as reported by NASD the last sale price of a share of Common Stock was $19.25

Description of Securities Offered Pursuant to Equity Investment Line Agreement Between Eurofund Derivatives Limited and Phoenix Resources Technologies, Inc.

The Company is authorised to issue 100,000,000 Shares of Common Stock, $0.001 par value per share, of which 9,458,900 Shares were outstanding as of the date of this Equity Line Agreement.

The Company is obligated to file a registration statement, at the latest within ten business days after the end of the one-month period stipulated in any Put Notice (the Exercise Period), for all Shares of Common Stock issued upon exercise of the Warrant during such Exercise Period. Under the terms of their agreement with the Company, at no time will the Selling Investor and their affiliates own in excess of 9.9% of the total issued and outstanding Shares of the Common Stock.

The Class A Warrant, which expires on April 12, 2002, entitles the Selling Investor to purchase from the Company at the Exercise Price a certain number of Shares based upon an amount set by the Company from time to time over the life of the Class A Warrant. 30 days before the beginning of each Exercise Period specified by the Company, the Company will determine the maximum dollar amount of Common Stock that the Company wishes to issue to the Selling Investor during such Exercise Period. The actual dollar amount that may be issued will be based upon the trading volume of the stock during the 20 trading days prior to the first day of the Exercise Period in question according to the following table of values:

---------------------------------------------------------------- ---------------
20-Day Average Daily Trading Volume (1)        Maximum Amount to be Issued
--------------------------------------------------------------------------------
$25000 - $50,000                               $100,000
--------------------------------------------------------------------------------
$50,000 - $100,000                             $200,000
$100,000 - $200,000                            $350,000
$200,000 - $300,000                            $500,000
$300,000 - $400,000                            $750,000
$400,000 - $500,000                            $1,000,000
--------------------------------------------------------------------------------
(1)      The 20-Day Average Daily Trading Volume shall be equal to: the sum of

         (the daily closing price on each of the 20 trading days immediately preceding the first day of the Exercise Period multiplied by the volume on each of those same 20 trading days) divided by 20.

                                      III

30 days before the beginning of each Exercise Period specified by the Company, the Company will issue a Put Notice, requiring the Selling Investor to exercise a portion of the Class A Warrant during such Exercise Period, to purchase a sufficient number of Shares to realise the maximum amount to be issued as stipulated in the Put Notice, to be adjusted later, if required, to reflect the calculation set out in the above table. In the Put Notice, the Company will also set, in agreement with the Selling Investor, the minimum price or "Floor Price" per share at which such Common Stock is to be issued.

Therefore, before the beginning of each Exercise Period, the Company stipulates, in agreement with the Selling Investor, the maximum aggregate amount of Common Stock to be issued pursuant to exercise of the Class A Warrant (which can range from $0 USD to $1,000,000 USD during such Exercise Period), and the minimum price per share for such issuance. The Company may also choose not to require the Selling Investor to purchase any Shares of Common Stock pursuant to the Class A Warrant. If the Company decides to require the Selling Investor to purchase the amount specified by the Company, in accordance with the aforementioned table of values, the Selling Investor must then exercise the Class A Warrant during such Exercise Period into the number of Shares that equals the amount specified by the Company divided by the applicable Exercise Price. On a date or dates during such Exercise Period in which the Selling Investor is obligated to exercise all or part of the Class A Warrant, the Selling Investor is required to send a Notice of Exercise to the Company. The "Exercise Price" per share shall mean:

The greater of:

   (i)The Floor Price to be set by the Company, in agreement with the Selling Investor upon issuance of the Put Notice.

   (ii) 90% of the average 5-day closing price of the Company's stock on the Nasdaq National Market, Nasdaq Small Cap Market, OTCBB or other exchange or market if the Shares are traded thereon, for the five trading days preceding the date that a Notice of Exercise is given.

The Exercise Price in effect during any Exercise Period, specified by the Company may never be lower than the Floor Price (to be negotiated by the Company and Selling Investor) specified by the Company in the Put Notice, and the Selling Investor's obligation to exercise the Class A Warrant during such Exercise Period shall be waived whenever the Exercise Price is lower than the Floor Price. Likewise, the Company's obligation to issue Common Stock against a Notice of Exercise from the Selling Investor shall be waived if, at any time during the Exercise Period, or during the 30-day notice period immediately preceding such Exercise Period, the Company's stock trades below the Floor Price. Unless otherwise agreed to by the Company and the Selling Investor, no more than $10 million USD may be raised by the Company pursuant to the exercise of the Class A Warrant. Because the number of Shares into which the Class A Warrant is exercisable depends upon whether the Company requires the Selling Investor to exercise all or part of the Class A Warrant issued to it, and will also depend upon the market price of the Company's Common Stock from time to time, it is not possible to calculate the number of Shares of Common Stock which will be ultimately issued upon exercise of the Class A Warrant.

Holders of Common Stock are entitled (i) to receive rateable dividends from funds legally available for distribution when and if declared by the board of directors; (ii) to share rateably in all of the Company's assets available for distribution upon liquidation, dissolution or winding up of the Company; and
(iii) to one vote for each share held of record on each matter submitted to a vote of stockholders. All outstanding Shares of Common Stock are fully paid for and non-assessable. The Selling Investor is entitled to distribute from time to time the Common Stock issuable upon exercise of the Warrant. Based upon current market conditions, as of the 3rd. March, 2000, the outstanding Warrant would have been exercisable for an aggregate exercise price of $10,000,000 into approximately 569,152 Shares of Common Stock, representing approximately 5.7% of the issued and outstanding Common Stock of the Company after taking into account the issuance of such Common

                                       IV

Stock upon exercise of the Warrants. The Company will not receive any proceeds from the sale of Common Stock by the Selling Investor. The Company will only receive the aggregate Exercise Price of the Warrants if the Selling Investor exercises such Warrants. Such exercise may depend upon whether the Company requires the Selling Investor to exercise all of part of the Class A Warrant issued to it, and will also depend upon future market conditions.

To comply with certain states' securities laws, if applicable, the Common Stock will not be offered or sold in a particular state unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

This Agreement supersedes all previous agreements between the parties, whether verbal or written.

The provisions hereof are severable, and if any one or more provisions shall be determined to be unenforceable, the remaining provisions shall remain as binding between the parties.

This Equity Investment Line Agreement Part Two and Exhibit 1, both attached, form part of this Agreement and are subject to all terms and conditions contained herein.

Read and Agreed to this 12th. Day of April 2000:


Eurofund Derivatives Limited, (the "Investor")

         Signed By: /s/ Roger Green
                   -----------------------------------
         Name & Title:  Roger Green, Managing Director

 Phoenix Resources Technologies, Inc. (the "Company")


         Signed By: /s/ Ben Traub

                   -----------------------------------
         Name & Title:  Ben Traub, President

                                       V

                                EQUITY INVESTMENT
                                 LINE AGREEMENT

                                    PART TWO

                          EUROFUND DERIVATIVES LIMITED

                     24-26 CALTON ROAD EDINBURGH EH8 9DP U.K
             INTL TEL: 0044 131 622 7415 INTL FAX: 0044 131 662 0210
            EMAIL: info@eurofund.8m.com WEBSITE: www.eurofund.8m.com







                        EQUITY INVESTMENT LINE AGREEMENT

                                    PART TWO

                                    CONTENTS

                   Equity Investment Class A Warrant Page III


                       Form of Notice of Exercise Page VII

                                       II

                                 CLASS A WARRANT

 THIS CERTIFIES that, for value received, EUROFUND DERIVATIVES LIMITED hereinafter called "Warrant holder"), is entitled and required to purchase at the Exercise Price from Phoenix Resources Technologies, Inc., a Nevada corporation (hereinafter called the "Company"), the number of Shares of Common Stock, par value $0.001 per share (hereinafter called the "Shares") of the Company calculated in accordance with Section 1.1 below, at any time on or before 4:30 p.m. Eastern Standard Time on April 12, 2002 (the "Expiration Date"), all in accordance with the terms hereof.

     1.   Exercise of Warrants.

         1.1 During any one-month period, specified by the Company in a Put Notice (The Exercise Period), delivered to the Warrant holder, and prior to 4:30 p.m. Eastern Standard Time on the Expiration Date, the Warrant holder shall, during such Exercise Period exercise the Outstanding Amount of this Warrant by delivering to the Company a Notice of Exercise duly executed and completed by Warrant holder, at the office of the Company, attention: Ms. Judee Fayle, Secretary/Treasurer, together with payment in full in lawful money of the United States, of the portion of the Outstanding Amount of the Warrant being exercised by such Notice of Exercise. Such payment shall be made by wire transfer of immediately available funds to the account of Phoenix Resources Technologies, Inc. at Whatcom State Bank, Point Roberts Branch, 480 Tyee Drive, Point Roberts, WA 98281 Account No.:
         3903006518 ABA Wire Code No: 125107765.

         Upon exercise, the Warrant holder shall receive the number of Shares equal to the Outstanding Amount being exercised divided by the applicable Exercise Price. Upon receipt of the aforesaid payment, the Company shall issue instructions to its transfer agent to issue such Shares to the Warrant holder within five (5) business days of the Company's receipt of such payment. Provided that the entire Outstanding Amount during any Exercise Period is exercised, and subject to the other restrictions contained in this Warrant or in the Equity Line Agreement dated April 12, 2000 between the Company and the Warrant holder, the timing and number of Notices of Exercise delivered by the Warrant holder to the Company shall be at the discretion of the Warrant holder. The Company may treat any Notice of Exercise received by it by facsimile after 4:30 p.m. Eastern Standard Time to be received on the next business day. Any Outstanding Amount that is not exercised during the relevant Exercise Period shall not be carried forward and may not be exercised at a later date without the prior written approval of the Company.

     2.   The following definitions shall apply:

         2.1 The "Exercise Price" shall mean the greater of (i) The Floor Price specified by the Company, in agreement with the Warrant holder, in a Put Notice or (ii) 90% of the average 5 day bid price on the Nasdaq National Market or other exchange or market if the Shares are traded thereon for each of the five trading days preceding the date that a Notice of Exercise is given. The Exercise Price in effect during a Exercise Period specified in a Put Notice may never be lower than the Floor Price specified by the Company, In agreement with the Warrant holder, in such Put Notice, and the Warrant holder's obligation to exercise this Warrant shall be waived whenever the Exercise Price is lower than the Floor Price. Likewise, the Company's obligation to issue Common Stock against a Notice of Exercise from the Warrant holder shall be waived if, at any time during any Exercise Period, or during the 30 day notice period immediately preceding such Exercise Period, the Company's stock trades below the Floor Price set by the Company, in agreement with the Warrant holder, for that Exercise Period. Nothing contained in the preceding sentences shall prevent the Warrant holder from voluntarily electing to exercise this

                                       III

         Warrant at a price per Share equal to or greater than the Exercise Price, provided that such price is at least as high as the Floor Price.
         2.2 "Notice of Exercise" shall mean a notice or notices delivered by the Warrant holder to the Company indicating (A) the portion of the Outstanding Amount of this Warrant being exercised, (B) the Warrant holder's Deposit/Withdrawal At Custodian (DWAC) instructions for delivery of the Shares, and (C) specifying the Warrant holder's calculation of (1) the number of Shares to be issued to such Warrant holder, (2) the Exercise Price in effect for such Notice of Exercise, and (3) the remaining balance of the Outstanding Amount. Notwithstanding anything to the contrary contained herein, unless otherwise agreed to by the Company in writing, each Notice of Exercise shall be deemed to contain a representation by the Warrant holder that, after giving effect to the Shares to be issued pursuant to such Notice of Exercise, the total number of Shares of Common Stock of the Company deemed beneficially owned by the Warrant holder, together with all Shares of the Common Stock of the Company deemed beneficially owned by the Warrant holder's affiliates as defined in Rule 144 of the Act, will not exceed 9.9% of the total issued and outstanding Shares of the Common Stock of the Company.

         2.3. The "Outstanding Amount" of this Warrant shall be the dollar amount specified in any Put Notice given by the Company from time to time, reduced by the amount of this Warrant exercised by the Warrant holder during the Exercise Period specified in such Put Notice to which the Put Notice relates. Should the company's share price be subject to the SEC penny stock rules and unless waived by the Company and the Warrant holder, the Outstanding Amount in any Exercise Period shall automatically be reduced to equal the lesser of: an amount equal to (A) 7% of the average daily dollar trading volume in the Company's Common Stock for the one month period ending on the day prior to the beginning of the Exercise Period specified in the Put Notice multiplied by (B) the number of trading days in the Exercise Period specified in the Put Notice. Unless waived by the Company in writing, on the last day of the Exercise Period specified in any Put Notice and on the Expiration Date, the Warrant holder shall be deemed to have given a Notice of Exercise for any Outstanding Amount remaining on such date.

         2.4. "Put Notice" shall mean the notice given to the Warrant holder or its specified agent by the Company and signed by an executive officer of the Company setting forth: (A) the maximum amount chosen by the Company (which may be any amount from $0.00 to $1,000,000) to be the Outstanding Amount of this Warrant to be exercised by the Warrant holder during the Exercise Period and to be determined at the beginning of the Exercise Period in question by reference to the Table of Values set out in the Equity Investment Line Agreement Part One on Page III, and according to the formula set out in the Equity Line Investment Agreement Part One on Page III (B) the exact dates of the Exercise Period which shall be specified by the Company, (C) the Floor Price specified by the Company, in agreement with the Warrant holder. The Company shall give the Warrant holder a Put Notice at least 30 days prior to the beginning of any Exercise Period specified in such Put Notice. The Company may amend any terms specified in such Put Notice, (except that the Floor Price may not be increased by the Company without the Warrant holder's consent), by delivery of an amendment to such Put Notice to the Warrant holder at any time prior to the beginning of such Exercise Period. Unless mutually agreed to in writing, the Company may not specify a total Outstanding Amount which, when exercised in full, would result in the Warrant holder having exercised more than $10 million USD. As of the date of this Warrant, the maximum sum of all Outstanding Amounts specified in each of the Put Notices during the term of this Agreement shall be $10 million.

         2.5 "Exercise Period" shall mean any Exercise Period specified in a Put Notice.

         2.6 Certificates representing Shares issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES

                                       IV

                  ACT HAVE 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS A REGISTRATION STATEMENT THEN IN EFFECT COVERING SUCH SHARES OR AN EFFECTIVE EXEMPTION FROM SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT UNDER THE CIRCUMSTANCES REGISTRATION IS NOT NECESSARY.

         Provided, however, that if the issuance of the Shares pursuant to the exercise of this Warrant are subject to an effective registration statement pursuant to Section 5 of the Securities Act of 1933, as amended, certificates representing the Shares shall not bear any restrictive legend. The Floor Price specified in any Put Notice, and the daily trading price of the Common Stock of the Company for any trading day used to calculate the Exercise Price, shall be adjusted proportionally to reflect any stock splits, stock dividends, reclassifications, combinations and similar transactions involving the Common Stock. No fractional Shares of Common Stock shall be issued upon the exercise of any Warrants evidenced hereby, but in lieu thereof the number of Shares of Common Stock that are assumable upon any exercise shall be rounded up or down to the nearest whole share.

         2.7 Either party may terminate this Warrant prior to the Expiration Date if there has been a change in management of the other party by providing such party with written notice of such election to terminate.

         2.8 Prior Notice as to Certain Events.
         The Company shall mail to Warrant holder not less than ten (10) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Capital Stock entitled to subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Capital Stock entitled to notice of and to vote at the meeting of stockholders at which any consolidation, merger, dissolution, liquidation, winding up or sale of the Company shall be considered and acted upon.

         3.   Reservation and Issuance of Shares.

         3.1 The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorised, legally issued and when paid for in accordance with the terms hereof, fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof to the Warrant holder.

         3.2 The Company will reserve at all times such number of Shares as may be issuable pursuant to the exercise of Warrants evidenced by this Warrant Certificate.

         4. Investment Representation. By accepting delivery of this Warrant Certificate and by exercising any Warrants evidenced hereby, the Warrant holder represents that the Warrant holder is acquiring the Warrants and the Shares issuable upon the exercise of the Warrants for investment.

         5.   Miscellaneous.

         5.1 The Warrant holder shall not be entitled to any rights whatsoever as a stockholder of the Company by virtue of its ownership of this Warrant.

         5.2 This Warrant is being executed and delivered in the State of Nevada. This Warrant Certificate shall be interpreted under the laws and jurisdiction of the state and federal courts in the State of Nevada, United States of America. The parties hereby consent to such jurisdiction.

                                        V

         5.3 Subject to the provisions hereof, this Warrant may be exercised at any time after the date hereof and prior to its expiration as of 4:30 p.m. Eastern Standard Time on the Expiration Date, and shall be void and of no effect after 4:30 p.m. Eastern Standard Time on the Expiration Date.

         5.4 By accepting delivery of this Warrant, the Warrant holder acknowledges that the Warrant granted hereunder shall be in full satisfaction of all obligations to issue Class A Warrants to the Warrant holder pursuant to the Agreement dated April 12, 2000 between the Company and the Warrant holder

IN WITNESS WHEREOF,


The Company and the Warrant holder have executed this Warrant on This Twelfth day of April 2000 by each of their duly authorised officers.

PHOENIX RESOURCES TECHNOLOGIES, INC

Signed By: /s/ Ben Traub
          --------------------------
Name & Title:  Ben Traub, President

EUROFUND DERIVATIVES LIMITED

Signed By: /s/ Roger Green
          --------------------------
Name & Title:  Roger Green, Managing Director

                                       VI

                           Form of Notice of Exercise

     The undersigned hereby irrevocably elects to exercise the warrants we currently hold to purchase ____________ Shares of Common Stock, $0.001 par value per share, of Phoenix Resources Technologies, Inc. (the "Company") at an exercise price of $__________per share. Attached to this notice is the original Warrant certificate evidencing the aforementioned warrants. We have delivered to the Company US$_______________ representing the aggregate exercise price for the warrants exercised hereunder. A certificate representing the Shares issuable upon exercise should be issued in the undersigned's name.

     The undersigned hereby represents and warrants to the Company that the representations and warranties and acknowledgements made by the undersigned in the Equity Line Agreement dated April 12, 2000 between the undersigned and the Company are still true and correct as if made on the date of this Notice of Exercise, and that the undersigned has carefully read any reports or statements filed with the Securities and Exchange Commission regarding the Company after April 12, 2000, and that the Company has also made available to the undersigned all other documents and information that the undersigned has requested relating to an investment in the Company.

Dated: ________, ___ EUROFUND DERIVATIVES LIMITED.


Signed By: __________________________
Name: _______________________________
Title: ______________________________


                                       VII